LIVERAMP ANNOUNCES RESULTS FOR SECOND QUARTER FY26
Revenue up 8% year-over-year
ARR increased by $14 million quarter-over-quarter to $516 million
Share Repurchases totaled $80 million fiscal YTD

SAN FRANCISCO, Calif., November 5, 2025—LiveRamp® (NYSE: RAMP), a leading data collaboration platform, today announced its financial results for the quarter ended September 30, 2025.

Q2 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $200 million, up 8%.

•Subscription revenue was $150 million, up 5%.

•Marketplace & Other revenue was $50 million, up 18%.

•GAAP gross profit was $140 million, up 4%. GAAP gross margin of 70% compressed by 2 percentage points. Non-GAAP gross profit was $144 million, up 4%. Non-GAAP gross margin of 72% compressed by 3 percentage points.

•GAAP income from operations was $21 million compared to $7 million. GAAP operating margin of 11% expanded by 7 percentage points. Non-GAAP operating income was $45 million, up 10%. Non-GAAP operating margin of 22% was unchanged.

•GAAP and non-GAAP diluted earnings per share was $0.42 and $0.55, respectively.

•Net cash provided by operating activities was $57 million compared to $56 million.

•Second quarter share repurchases totaled 1.8 million shares for $50 million. Fiscal year to date share repurchases through September 30, 2025 totaled 2.9 million shares for $80 million.

A reconciliation between GAAP and non-GAAP results is provided in the schedules in this press release.

Commenting on the results, CEO Scott Howe said: "Second quarter revenue and operating income exceeded our guidance. ARR, a leading indicator of our subscription revenue, posted the largest like-for-like increase sequentially in the last seven quarters. We are seeing strong demand for our Data Collaboration Network across a variety of use cases, including retail and commerce media networks, cross-media measurement, and now AI-powered advertising and agentic orchestration. This gives us confidence in our forward growth."

P 1

GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the quarters ended September 30, 2025 and September 30, 2024 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q2 FY26	Q2 FY25	Q2 FY26	Q2 FY25
Subscription revenue	$150	$143	--	--
YoY change %	5%	14%	--	--
Marketplace & Other revenue	$50	$42	--	--
YoY change %	18%	23%	--	--
Total revenue	$200	$185	--	--
YoY change %	8%	16%	--	--

Gross profit	$140	$134	$144	$139
% Gross margin	70%	72%	72%	75%
YoY change, pts	(2) pts	(2) pts	(3) pts	— pts

Operating income	$21	$7	$45	$41
% Operating margin	11%	4%	22%	22%
YoY change, pts	7 pts	(1) pt	— pts	2 pts

Net earnings	$27	$2	$36	$34
Diluted earnings per share	$0.42	$0.03	$0.55	$0.51

Shares to calculate diluted EPS	65.8	67.3	65.8	67.3
YoY change %	(2)%	(1)%	(2)%	(1)%

Operating cash flow	$57	$56
Free cash flow			$57	$55

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Highlights & Metrics

•We announced three new AI tools for our data collaboration platform (additional information):

•First, we are one of the first platforms to give autonomous AI agents the ability to collaborate with governed access to identity, segmentation, activation, and measurement solutions, so marketers can plan smarter campaigns and optimize investments.

•Second, we introduced an AI-powered segmentation solution that enables marketers to instantly create precise, multi-source (first-party, second-party, or third-party) audience segments using natural language prompts. Marketers can now explore, build, and activate segments in a matter of minutes.

•Third, we introduced AI-powered search in our Data Marketplace, making the discovery of third-party audience segments seamless and dramatically accelerating marketers’ time-to-value.

•We announced an expansion of our first-party data activation capabilities on Netflix to ten new geographic markets, in addition to the United States: Canada, Mexico, Brazil, United Kingdom, Germany, France, Spain, Italy, Japan, and Australia (additional information).

•We announced that retail media networks (RMNs) can now unlock new attribution insights from their Meta advertising campaigns through the LiveRamp Clean Room. By connecting Meta ad exposures with first-party sales data, RMNs and their partners can see how off-property advertising on Meta drives sales, orders, and return on ad spend (ROAS). These insights help RMNs better demonstrate value to suppliers (additional information).

•We were recognized as a Leader in Data Collaboration in Snowflake’s 2026 Modern Marketing Stack Report, demonstrating our commitment to providing the most advanced and intuitive data collaboration solutions for marketers on Snowflake (additional information).

•LiveRamp ended the quarter with 132 customers whose annualized subscription revenue exceeds $1 million, compared to 125 in the prior year period.

•LiveRamp ended the quarter with 834 direct subscription customers, compared to 885 in the prior year period.

•Subscription net retention was 102% and platform net retention was 105%.

•Annualized recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $516 million, up 7% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $430 million, up 15% compared to the prior year period.

P 3

Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the third quarter of fiscal 2026, LiveRamp expects to report:

•Revenue of between $209 million and $213 million, an increase of between 7% and 9%
•GAAP operating income of between $33 million and $35 million
•Non-GAAP operating income of between $55 million and $57 million

For fiscal 2026, LiveRamp now expects to report:

•Revenue of between $804 million and $818 million, an increase of between 8% and 10%
•GAAP operating income of between $83 million and $87 million
•Non-GAAP operating income of between $178 million and $182 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor website. A slide presentation will be referenced during the call and is available here.

About LiveRamp

LiveRamp is a leading data collaboration technology company, empowering marketers and media owners to deliver and measure marketing performance everywhere it matters. LiveRamp’s data collaboration network seamlessly unites data across advertisers, platforms, publishers, data providers, and commerce media networks—unlocking deep insights, delivering transformational consumer experiences, and driving measurable growth.

Built on a foundation of strict neutrality, interoperability, and global scale, LiveRamp enables organizations to maximize the value of their data while accelerating innovation. Trusted by many of the world’s leading brands, retailers, financial services providers, and healthcare innovators, LiveRamp is helping shape the future of responsible data collaboration in an AI-driven, outcomes-focused world where advertisers reach intended audiences and consumers receive more relevant advertising messages.

LiveRamp is headquartered in San Francisco, California, with offices worldwide. Learn more at LiveRamp.com.

P 4

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof, but the absence of these words does not mean that a statement is not forward-looking. These statements, which are not statements of historical fact, include, but are not limited to, the Company’s guidance regarding results of operations for the third quarter and full year of fiscal 2026 and other similar estimates, assumptions, forecasts, projections and expectations regarding market position, product development, growth opportunities, economic conditions and other future events and trends.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are economic uncertainties that could impact us or our suppliers, customers and partners, including, geopolitical circumstances, including risk related to tariffs and other trade restrictions, the possibility of a recession, general inflationary pressure and high interest rates; the ability and willingness of our customers to renew their agreements with us upon their expiration; our ability to add new customers and upsell within our subscription business; our reliance upon partners, including data suppliers, who may withdraw or withhold data from us; increased competition and rapidly changing technology that could impact our products and services; the risk that we fail to realize the potential benefits of or have difficulty integrating acquired businesses; and our inability to attract, motivate and retain talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Continued changes in the judicial, legislative, regulatory, accounting, cultural and consumer environments affecting our business, including but not limited to litigation, investigations, legislation, regulations and customs at the state, federal and international levels relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties that could affect LiveRamp’s business, reputation, results of operation, financial condition and stock price, please refer to LiveRamp’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LiveRamp’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings.

P 5

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,
			$	%
	2025	2024	Variance	Variance

Revenues	199,829	185,483	14,346	7.7%
Cost of revenue	59,594	51,234	8,360	16.3%
Gross profit	140,235	134,249	5,986	4.5%
% Gross margin	70.2%	72.4%

Operating expenses
Research and development	36,952	43,889	(6,937)	(15.8)%
Sales and marketing	48,685	51,107	(2,422)	(4.7)%
General and administrative	33,170	31,369	1,801	5.7%
Gains, losses and other items, net	—	397	(397)	(100.0)%
Total operating expenses	118,807	126,762	(7,955)	(6.3)%

Income from operations	21,428	7,487	13,941	186.2%
% Margin	10.7%	4.0%

Total other income, net	3,544	4,197	(653)	(15.6)%
Income from continuing operations before income taxes	24,972	11,684	13,288	113.7%
Income tax expense (benefit)	(2,448)	9,952	(12,400)	(124.6)%

Net earnings	27,420	1,732	25,688	N/A

Basic earnings per share	0.42	0.03	0.40	N/A

Diluted earnings per share	0.42	0.03	0.39	N/A

Basic weighted average shares	65,074	66,294
Diluted weighted average shares	65,781	67,309

Some totals may not sum due to rounding.
P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the six months ended September 30,
			$	%
	2025	2024	Variance	Variance

Revenues	394,651	361,444	33,207	9.2%
Cost of revenue	117,913	102,983	14,930	14.5%
Gross profit	276,738	258,461	18,277	7.1%
% Gross margin	70.1%	71.5%

Operating expenses
Research and development	76,560	88,007	(11,447)	(13.0)%
Sales and marketing	100,591	105,282	(4,691)	(4.5)%
General and administrative	70,515	62,330	8,185	13.1%
Gains, losses and other items, net	423	603	(180)	(29.9)%
Total operating expenses	248,089	256,222	(8,133)	(3.2)%

Income from operations	28,649	2,239	26,410	1,179.5%
% Margin	7.3%	0.6%

Total other income, net	7,253	8,641	(1,388)	(16.1)%
Income from continuing operations before income taxes	35,902	10,880	25,022	230.0%
Income tax expense	735	16,637	(15,902)	(95.6)%

Net earnings (loss)	35,167	(5,757)	40,924	N/A

Basic earnings (loss) per share	0.54	(0.09)	0.63	N/A

Diluted earnings (loss) per share	0.53	(0.09)	0.62	N/A

Basic weighted average shares	65,261	66,458
Diluted weighted average shares	66,256	66,458

Some totals may not sum due to rounding.
P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,		For the six months ended September 30,
	2025	2024	2025	2024

Income from continuing operations before income taxes	24,972	11,684	35,902	10,880
Income tax expense (benefit)	(2,448)	9,952	735	16,637
Net earnings (loss)	27,420	1,732	35,167	(5,757)

Basic earnings (loss) per share	0.42	0.03	0.54	(0.09)
Diluted earnings (loss) per share	0.42	0.03	0.53	(0.09)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	3,748	5,500	7,594
Non-cash stock compensation (cost of revenue and operating expenses)	20,517	29,068	45,927	57,053
Restructuring and merger charges (gains, losses, and other)	—	397	423	603
Total excluded items from continuing operations	23,267	33,213	51,850	65,250

Income from continuing operations before income taxes and excluding items	48,239	44,897	87,752	76,130
Income tax expense (2)	12,060	10,745	21,938	18,116
Non-GAAP net earnings from continuing operations	36,179	34,152	65,814	58,014

Non-GAAP earnings per share from continuing operations
Basic	0.56	0.52	1.01	0.87
Diluted	0.55	0.51	0.99	0.85

Basic weighted average shares	65,074	66,294	65,261	66,458
Diluted weighted average shares	65,781	67,309	66,256	67,886

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Non-GAAP income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss. The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with the valuation allowance and smaller pre-tax income for GAAP purposes.
P 9

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2025	2024	2025	2024

Income from operations	21,428	7,487	28,649	2,239
Operating income margin	10.7%	4.0%	7.3%	0.6%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	3,748	5,500	7,594
Non-cash stock compensation (cost of revenue and operating expenses)	20,517	29,068	45,927	57,053
Restructuring and merger charges (gains, losses, and other)	—	397	423	603
Total excluded items	23,267	33,213	51,850	65,250

Income from operations before excluded items	44,695	40,700	80,499	67,489
Non-GAAP operating income margin	22.4%	21.9%	20.4%	18.7%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2025	2024	2024	2023

Net earnings (loss) from continuing operations	27,420	1,732	35,167	(5,757)
Income tax expense (benefit)	(2,448)	9,952	735	16,637
Total other income, net	(3,544)	(4,197)	(7,253)	(8,641)

Income from operations	21,428	7,487	28,649	2,239
Depreciation and amortization	3,362	4,450	6,751	9,004

EBITDA	24,790	11,937	35,400	11,243

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	20,517	29,068	45,927	57,053
Restructuring and merger charges (gains, losses, and other)	—	397	423	603

Other adjustments	20,517	29,465	46,350	57,656

Adjusted EBITDA	45,307	41,402	81,750	68,899

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 11

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2025	2025	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	369,446	413,331	(43,885)	(10.6)%
Restricted cash	—	595	(595)	(100.0)%
Short-term investments	7,500	7,500	—	—%
Trade accounts receivable, net	216,791	186,169	30,622	16.4%
Refundable income taxes, net	11,806	9,708	2,098	21.6%
Other current assets	41,147	38,886	2,261	5.8%
Total current assets	646,690	656,189	(9,499)	(1.4)%

Property and equipment	23,646	23,813	(167)	(0.7)%
Less - accumulated depreciation and amortization	17,804	17,629	175	1.0%
Property and equipment, net	5,842	6,184	(342)	(5.5)%

Intangible assets, net	14,667	20,167	(5,500)	(27.3)%
Goodwill	502,184	501,756	428	0.1%
Deferred commissions, net	41,803	44,452	(2,649)	(6.0)%
Other assets, net	29,232	30,623	(1,391)	(4.5)%
	1,240,418	1,259,371	(18,953)	(1.5)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	115,885	112,271	3,614	3.2%
Accrued payroll and related expenses	29,426	50,776	(21,350)	(42.0)%
Other accrued expenses	41,962	38,586	3,376	8.7%
Deferred revenue	49,756	45,885	3,871	8.4%
Total current liabilities	237,029	247,518	(10,489)	(4.2)%

Other liabilities	59,582	62,994	(3,412)	(5.4)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	16,117	15,918	199	1.3%
Additional paid-in capital	2,094,828	2,045,316	49,512	2.4%
Retained earnings	1,348,525	1,313,358	35,167	2.7%
Accumulated other comprehensive income	5,928	4,295	1,633	38.0%
Treasury stock, at cost	(2,521,591)	(2,430,028)	(91,563)	3.8%
Total stockholders' equity	943,807	948,859	(5,052)	(0.5)%
	1,240,418	1,259,371	(18,953)	(1.5)%
P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2025	2024
Cash flows from operating activities:
Net earnings	27,420	1,732
Non-cash operating activities:
Depreciation and amortization	3,362	4,450
Loss on disposal or impairment of assets	11	15
Loss on marketable equity securities	187	—
Provision for doubtful accounts	636	695
Deferred income taxes	1	10
Non-cash stock compensation expense	20,517	29,068
Changes in operating assets and liabilities:
Accounts receivable, net	2,351	13,955
Deferred commissions	1,979	1,946
Other assets	(3,466)	331
Accounts payable and other liabilities	11,771	7,052
Income taxes	(5,295)	(1,222)
Deferred revenue	(2,066)	(2,436)
Net cash provided by operating activities	57,408	55,596
Cash flows from investing activities:
Capital expenditures	(589)	(241)
Cash paid in acquisitions, net of cash received	(11)	—
Proceeds from sales of investments	—	22,995
Purchases of strategic investments	(500)	—
Net cash provided by (used in) investing activities	(1,100)	22,754
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	348	160
Shares repurchased for tax withholdings upon vesting of stock-based awards	(807)	(893)
Acquisition of treasury stock	(49,890)	(49,868)
Net cash used in financing activities	(50,349)	(50,601)
Net cash provided by continuing operations	5,959	27,749
P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2025	2024
Effect of exchange rate changes on cash	(125)	814

Net change in cash, cash equivalents and restricted cash	5,834	28,563
Cash, cash equivalents and restricted cash at beginning of period	363,612	313,014
Cash, cash equivalents and restricted cash at end of period	369,446	341,577

Supplemental cash flow information:
Cash paid for income taxes, net	2,840	11,131
Cash received for tenant improvement allowances	—	(1,758)
Cash paid for operating lease liabilities	2,528	2,539
Operating lease assets obtained in exchange for operating lease liabilities	171	193
Purchases of property, plant and equipment remaining unpaid at period end	25	238
Excise tax payable on net stock repurchases	277	—
P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2025	2024
Cash flows from operating activities:
Net earnings (loss)	35,167	(5,757)
Non-cash operating activities:
Depreciation and amortization	6,751	9,004
Loss on disposal or impairment of assets	130	20
Lease-related impairment and restructuring charges	274	(36)
Gain on sale of strategic investments	(14)	—
Loss on marketable equity securities	46	—
Provision for doubtful accounts	1,892	1,245
Deferred income taxes	113	38
Non-cash stock compensation expense	45,927	57,053
Changes in operating assets and liabilities:
Accounts receivable, net	(31,914)	(2,627)
Deferred commissions	2,649	4,687
Other assets	1,818	3,998
Accounts payable and other liabilities	(24,090)	(31,994)
Income taxes	(813)	5,570
Deferred revenue	3,651	5,067
Net cash provided by operating activities	41,587	46,268
Cash flows from investing activities:
Capital expenditures	(925)	(467)
Cash paid in acquisitions, net of cash received	(606)	—
Purchases of investments	—	(1,967)
Proceeds from sales of investments	—	24,995
Proceeds from sale of strategic investment	14	—
Purchases of strategic investments	(500)	(400)
Net cash provided by (used in) investing activities	(2,017)	22,161
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	6,268	6,327
Shares repurchased for tax withholdings upon vesting of stock-based awards	(11,652)	(7,740)
Acquisition of treasury stock	(79,762)	(65,653)
Net cash used in financing activities	(85,146)	(67,066)
Net cash provided by (used in) continuing operations	(45,576)	1,363
P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2025	2024
Effect of exchange rate changes on cash	1,096	743

Net change in cash, cash equivalents and restricted cash	(44,480)	2,106
Cash, cash equivalents and restricted cash at beginning of period	413,926	339,471
Cash, cash equivalents and restricted cash at end of period	369,446	341,577

Supplemental cash flow information:
Cash paid for income taxes, net from continuing operations	1,426	11,000
Cash received for tenant improvement allowances	—	(1,758)
Cash paid for operating lease liabilities	5,002	4,877
Operating lease assets obtained in exchange for operating lease liabilities	747	1,043
Operating lease assets, and related lease liabilities, relinquished in lease terminations	—	(555)
Purchases of property, plant and equipment remaining unpaid at period end	25	238
Excise tax payable on net stock repurchases	277	—
P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW (1)
(Unaudited)
(Dollars in thousands)

	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025

Net cash provided by (used in) operating activities	$(9,328)	$55,596	$45,117	$62,580	$153,965	$(15,821)	$57,408

Less:
Capital expenditures	(226)	(241)	(282)	(293)	(1,042)	(336)	(589)

Free Cash Flow	$(9,554)	$55,355	$44,835	$62,287	$152,923	$(16,157)	$56,819

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
								Qtr-to-Qtr
	FY2025					FY2026		FY2026 to FY2025
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	%	$

Revenues	175,961	185,483	195,412	188,724	745,580	194,822	199,829	7.7%	14,346
Cost of revenue	51,749	51,234	54,998	57,929	215,910	58,319	59,594	16.3%	8,360
Gross profit	124,212	134,249	140,414	130,795	529,670	136,503	140,235	4.5%	5,986
% Gross margin	70.6%	72.4%	71.9%	69.3%	71.0%	70.1%	70.2%

Operating expenses
Research and development	44,118	43,889	42,735	45,926	176,668	39,608	36,952	(15.8)%	(6,937)
Sales and marketing	54,175	51,107	50,863	56,961	213,106	51,906	48,685	(4.7)%	(2,422)
General and administrative	30,961	31,369	31,994	32,175	126,499	37,345	33,170	5.7%	1,801
Gains, losses and other items, net	206	397	149	7,241	7,993	423	—	(100.0)%	(397)
Total operating expenses	129,460	126,762	125,741	142,303	524,266	129,282	118,807	(6.3)%	(7,955)

Income (loss) from operations	(5,248)	7,487	14,673	(11,508)	5,404	7,221	21,428	186.2%	13,941
% Margin	(3.0)%	4.0%	7.5%	(6.1)%	0.7%	3.7%	10.7%

Total other income, net	4,444	4,197	4,033	4,762	17,436	3,709	3,544	(15.6)%	(653)

Income (loss) from continuing operations before income taxes	(804)	11,684	18,706	(6,746)	22,840	10,930	24,972	113.7%	13,288
Income tax expense (benefit)	6,685	9,952	9,184	(479)	25,342	3,183	(2,448)	(124.6)%	(12,400)
Net earnings (loss) from continuing operations	(7,489)	1,732	9,522	(6,267)	(2,502)	7,747	27,420	1,483.1%	25,688

Earnings from discontinued operations, net of tax	—	—	1,688	—	1,688	—	—	—%	—

Net earnings (loss)	$(7,489)	$1,732	$11,210	$(6,267)	$(814)	$7,747	$27,420	1,483.1%	25,688

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
								Qtr-to-Qtr
	FY2025					FY2026		FY2026 to FY2025
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	%	$

Basic earnings (loss) per share:
Continuing Operations	(0.11)	0.03	0.15	(0.10)	(0.04)	0.12	0.42	1,512.8%	0.40
Discontinued Operations	0.00	0.00	0.03	0.00	0.03	0.00	0.00	—%	—
Basic earnings (loss) per share	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	1,512.8%	0.40

Diluted earnings (loss) per share:
Continuing Operations	(0.11)	0.03	0.14	(0.10)	(0.04)	0.12	0.42	1,519.9%	0.39
Discontinued Operations	0.00	0.00	0.03	0.00	0.03	0.00	0.00	—%	—
Diluted earnings (loss) per share	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	1,519.9%	0.39

Basic weighted average shares	66,621	66,294	65,631	65,957	66,126	65,448	65,074
Diluted weighted average shares	66,621	67,309	66,743	65,957	66,126	66,731	65,781

Some earnings (loss) per share amounts may not add due to rounding.
P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025
Expenses:
Cost of revenue	$51,749	$51,234	$54,998	$57,929	$215,910	58,319	59,594
Research and development	44,118	43,889	42,735	45,926	176,668	39,608	36,952
Sales and marketing	54,175	51,107	50,863	56,961	213,106	51,906	48,685
General and administrative	30,961	31,369	31,994	32,175	126,499	37,345	33,170
Gains, losses and other items, net	206	397	149	7,241	7,993	423	—

Gross profit, continuing operations:	124,212	134,249	140,414	130,795	529,670	136,503	140,235
% Gross margin	70.6%	72.4%	71.9%	69.3%	71.0%	70.1%	70.2%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,748	3,686	3,135	14,415	2,750	2,750
Non-cash stock compensation (cost of revenue)	1,596	1,499	1,455	1,615	6,165	1,541	1,452
Non-cash stock compensation (research and development)	10,205	10,920	10,085	10,494	41,704	8,332	6,503
Non-cash stock compensation (sales and marketing)	7,093	7,383	7,278	5,716	27,470	6,014	5,469
Non-cash stock compensation (general and administrative)	9,091	9,266	7,942	6,341	32,640	9,523	7,093
Restructuring charges (gains, losses, and other)	206	397	149	7,241	7,993	423	—
Total excluded items	32,037	33,213	30,595	34,542	130,387	28,583	23,267

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025
Expenses, excluding items:
Cost of revenue	46,307	45,987	49,857	53,179	195,330	54,028	55,392
Research and development	33,913	32,969	32,650	35,432	134,964	31,276	30,449
Sales and marketing	47,082	43,724	43,585	51,245	185,636	45,892	43,216
General and administrative	21,870	22,103	24,052	25,834	93,859	27,822	26,077

Gross profit, excluding items:	$129,654	$139,496	$145,555	$135,545	$550,250	140,794	144,437
% Gross margin	73.7%	75.2%	74.5%	71.8%	73.8%	72.3%	72.3%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025

Income (loss) from continuing operations before income taxes	(804)	11,684	18,706	(6,746)	22,840	10,930	24,972
Income tax expense (benefit)	6,685	9,952	9,184	(479)	25,342	3,183	(2,448)
Net earnings (loss) from continuing operations	(7,489)	1,732	9,522	(6,267)	(2,502)	7,747	27,420

Earnings from discontinued operations, net of tax	—	—	1,688	—	1,688	—	—

Net earnings (loss)	(7,489)	1,732	11,210	(6,267)	(814)	7,747	27,420

Earnings (loss) per share:
Basic	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42
Diluted	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,748	3,686	3,135	14,415	2,750	2,750
Non-cash stock compensation (cost of revenue and operating expenses)	27,985	29,068	26,760	24,166	107,979	25,410	20,517
Restructuring and merger charges (gains, losses, and other)	206	397	149	7,241	7,993	423	—
Total excluded items from continuing operations	32,037	33,213	30,595	34,542	130,387	28,583	23,267

Income from continuing operations before income taxes and excluding items	31,233	44,897	49,301	27,796	153,227	39,513	48,239
Income tax expense	7,371	10,745	12,421	7,759	38,296	9,878	12,060
Non-GAAP net earnings from continuing operations	23,862	34,152	36,880	20,037	114,931	29,635	36,179

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025
Non-GAAP earnings per share from continuing operations
Basic	0.36	0.52	0.56	0.30	1.74	0.45	0.56
Diluted	0.35	0.51	0.55	0.30	1.70	0.44	0.55

Basic weighted average shares	66,621	66,294	65,631	65,957	66,126	65,448	65,074
Diluted weighted average shares	68,463	67,309	66,743	67,479	67,499	66,731	65,781

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME GUIDANCE (1)
(Unaudited)
(Dollars in thousands)
	For the		For the
	quarter ending		year ending
	December 31, 2025		March 31, 2026

	Low	High	Low	High

GAAP income from operations	$33,000	$35,000	$83,000	$87,000

Excluded items:
Purchased intangible asset amortization	3,000	3,000	11,000	11,000
Non-cash stock compensation	19,000	19,000	83,000	83,000
Restructuring costs	—	—	1,000	1,000
Total excluded items	22,000	22,000	95,000	95,000

Non-GAAP income from operations	$55,000	$57,000	$178,000	$182,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2026 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, non-GAAP income (loss) from operations, non-GAAP operating income (loss) margin, non-GAAP expenses and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for employee restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the prior years, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

P 25

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2026 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, Non-GAAP operating income margin, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other income and expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow is defined as operating cash flow less capital expenditures. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 26